UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 12, 2021
Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186		23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

1140 Virginia Drive	Fort Washington	PA	19034
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TOL	The New York Stock Exchange
Guarantee of Toll Brothers Finance Corp. 5.625% Senior Notes due 2024	TOL/24	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. Other Events
On February 12, 2021, Toll Brothers Finance Corp. (the “Issuer”), a wholly-owned subsidiary of Toll Brothers, Inc. (the “Company”), delivered a notice of optional redemption (the “Redemption Notice”) to the holders of its outstanding 5.625% Senior Notes due 2024 (the “Notes”) issued under the Indenture dated as of February 7, 2012, as supplemented by the Authorizing Resolution dated as of November 21, 2013 (the “Indenture”), among the Issuer, the Company, the other guarantors party thereto and The Bank of New York Mellon, as Trustee (the “Trustee”), pursuant to which the Issuer will redeem all $250,000,000 aggregate principal amount of outstanding Notes. The Notes will be redeemed on March 15, 2021 (the “Redemption Date”) at a redemption price in cash of the greater of (a) 100% of the principal amount of the Notes being redeemed and (b) the present value of the Remaining Scheduled Payments (as defined in the Indenture) on the Notes being redeemed on the Redemption Date, discounted to the Redemption Date, on a semiannual basis, at the Treasury Rate (as defined in the Indenture) plus 50 basis points. Accrued and unpaid interest to, but excluding, March 15, 2021 will be paid in accordance with the terms of the Indenture and the Notes. In connection with the redemption, the Company expects to incur a pre-tax charge of approximately $33 million in its second fiscal quarter for the early extinguishment of debt.
In addition, on January 28, 2021, First Huntingdon Finance Corp. (the “Borrower”), a wholly-owned subsidiary of the Company, voluntarily repaid $150.0 million of the $800.0 million principal amount outstanding under its five-year senior unsecured term loan between the Borrower, the Company, the lenders party thereto and SunTrust Bank, as Administrative Agent, dated February 3, 2014 (as amended, the “Term Loan”). Substantially all of the remaining $650 million principal amount outstanding under the Term Loan will become due and payable at maturity on November 1, 2025. No prepayment charges were incurred in connection with the repayment. In addition, in the first fiscal quarter of 2021, the Company repurchased approximately 4.0 million shares of its common stock for an aggregate amount of approximately $179.4 million.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d). Exhibits
The following Exhibits are furnished as part of this Current Report on Form 8-K:
Exhibit
No.                            Item

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed electronically herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	February 16, 2021	By:	/s/ Michael J. Grubb
Michael J. Grubb Senior Vice President, Chief Accounting Officer

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